UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

Nuveen Global Income Opportunities Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21893	20-5009839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective January 1, 2013, as a result of certain changes in rules of the Commodity Futures Trading Commission (“CFTC”) applicable to registered investment companies, Nuveen Global Income Opportunities Fund (NYSE: JGG) (the “Fund”) became subject to regulation by the CFTC as a commodity pool (such newly regulated registered investment companies being referred to hereinafter as “RIC Pools”). In connection with the amendments to its rules, the CFTC postponed compliance with its disclosure, reporting and recordkeeping regulations for RIC Pools until after the adoption of further rules intended to harmonize CFTC rules with rules of the Securities and Exchange Commission. The CFTC adopted its harmonization rules in August 2013, which permit RIC Pools to claim certain relief from CFTC disclosure, reporting and recordkeeping regulations. Effective October 21, 2013, the Fund has claimed relief from certain CFTC reporting and recordkeeping regulations. In fulfillment of undertakings made in connection with claiming that relief, the Fund hereby provides investors with the following information:

1)	The Fund’s latest net asset value per share is publicly available at http://www.nuveen.com/cef/DailyPricing.aspx.

2)	Certain records of the Fund are held by the following Fund service providers at the indicated locations:

State Street Bank and Trust Company: 2 Avenue de Lafayette, Boston, MA 02111

Computershare Inc.: 250 Royall Street, Canton, MA 02021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Global Income Opportunities Fund

Date: October 21, 2013

/s/ Gifford R. Zimmerman
Gifford R. Zimmerman Chief Administrative Officer